Exhibit 99.1

Morgan Stanley Direct Lending Fund Announces March 31, 2025 Financial Results and

Declares Second Quarter 2025 Regular Dividend of $0.50 per Share

NEW YORK, NY, May 8, 2025 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) (“MSDL” or the “Company”), a business development company externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), today announced its financial results for the first quarter ended March 31, 2025.

QUARTERLY HIGHLIGHTS

•	Net investment income of $46.2 million, or $0.52 per share, as compared to $50.7 million, or $0.57 per share, for the quarter ended December 31, 2024;

•	Net asset value of $20.65 per share, as compared to $20.81 as of December 31, 2024;

•	Debt-to-equity was 1.11x as of March 31, 2025, as compared to 1.08x as of December 31, 2024;

•	New investment commitments of $233.4 million, fundings of $205.6 million and sales and repayments of $201.8 million, resulting in net funded deployment of $3.8 million;

•	The Company’s Board of Directors (the “Board”) declared a regular dividend of $0.50 per share to shareholders of record as of March 31, 2025; and

•	The Company established an at-the-market offering (“ATM”) through which the Company may sell shares of its common stock, having an aggregate offering price of up to $300.0 million.

SELECTED FINANCIAL HIGHLIGHTS

For the Quarter Ended
($ in thousands, except per share information)	March 31, 2025	December 31, 2024
Net investment income per share	$ 0.52	$ 0.57
Net realized and unrealized gains (losses) per share[1]	($ 0.18)	$ 0.01
Earnings per share	$ 0.34	$ 0.58
Regular dividend per share	$ 0.50	$ 0.50
Special dividend per share	—	$ 0.10

[1]	Amount shown may not correspond for the period as it includes the effect of the timing of the distribution, shares repurchased and the issuance of common stock.

	As of
($ in thousands, except per share information)	March 31, 2025	December 31, 2024
Investments, at fair value	$3,788,178	$3,791,494
Total debt outstanding, at principal	$2,013,588	$1,983,401
Net assets	$1,817,807	$1,842,156
Net asset value per share	$20.65	$20.81
Debt to equity	1.11x	1.08x
Net debt to equity	1.07x	1.04x

RESULTS OF OPERATIONS

Total investment income for the quarter ended March 31, 2025 was $101.5 million, compared to $103.0 million for the quarter ended December 31, 2024. The decrease was primarily driven by lower base rates, partially offset by higher repayment related income as compared to the prior period.

Total net expenses for the quarter ended March 31, 2025 were $55.2 million, compared to $52.3 million for the quarter ended December 31, 2024. The increase in net expenses quarter over quarter was primarily attributable to higher net management and income based incentive fees incurred following the expiration of the Adviser’s waiver of a portion of the base management and incentive fees in connection with the Company’s initial public offering.

Net investment income for the quarter ended March 31, 2025 was $46.2 million, or $0.52 per share, compared to $50.7 million, or $0.57 per share, for the quarter ended December 31, 2024.

For the quarter ended March 31, 2025, net change in unrealized depreciation on investments was $17.1 million, partially offset by net realized gains of $0.5 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2025, the Company’s investment portfolio had a fair value of approximately $3.8 billion, comprised of 210 portfolio companies across 34 industries, with an average investment size of $18.0 million, or 0.5% of our total portfolio on a fair value basis. The composition of the Company’s investments was the following:

	March 31, 2025			December 31, 2024
($ in thousands)	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$3,679,424	$3,652,320	96.3%	$3,669,886	$3,654,538	96.5%
Second Lien Debt	82,134	71,190	1.9	78,803	69,367	1.8
Other Debt Investments	11,008	9,603	0.3	9,755	9,198	0.2
Equity	54,165	55,065	1.5	54,683	58,391	1.5

Total	$3,826,731	$3,788,178	100.0%	$3,813,127	$3,791,494	100.0%

Investment activity was as follows:

Investment Activity:	Three Months Ended March 31, 2025	Three Months Ended December 31, 2024
New investment commitments, at par	$233,368	$188,269
Investment fundings	$205,647	$187,324
Number of new investment commitments in portfolio companies	9	10
Number of portfolio companies exited or fully repaid	7	2

Total weighted average yield of investments in debt securities at amortized cost and fair value was 10.2% and 10.3%, respectively, as of March 31, 2025, compared to 10.4% and 10.5%, respectively, as of December 31, 2024. Floating rate debt investments as a percentage of total portfolio on a fair value basis was 99.6% as of March 31, 2025, unchanged compared to December 31, 2024. As of March 31, 2025, certain investments in two portfolio companies were on non-accrual status, representing approximately 0.2% of total investments at amortized cost.

CAPITAL AND LIQUIDITY

As of March 31, 2025, the Company had total principal debt outstanding of $2,013.6 million, including $316.0 million outstanding in the Company’s BNP funding facility, $647.6 million outstanding in the Company’s Truist credit facility, $275.0 million outstanding in the Company’s senior unsecured notes due September 2025, $425.0 million outstanding in the Company’s senior unsecured notes due February 2027 and $350.0 million outstanding in the Company’s senior unsecured notes due May 2029. On February 25, 2025, the Company executed an amendment to the Truist Credit Facility, extending the maturity to February 2030, increasing the total commitment to $1.45 billion and lowering the spread to 1.775%. The combined weighted average interest rate on debt outstanding was 6.11% for the quarter ended March 31, 2025. As of March 31, 2025, the Company had $1,084.1 million of availability under its credit facilities and $65.6 million in unrestricted cash. Debt to equity was 1.11x and 1.08x as of March 31, 2025 and December 31, 2024, respectively.

SHARE REPURCHASES

In January 2024, the Company authorized a share repurchase program to acquire up to $100.0 million in the aggregate of the Company’s common stock at prices below net asset value. On February 27, 2025, the Board authorized an amended and restated share repurchase program, which has a maximum size of $100.0 million, exclusive of prior repurchases. For the three months ended March 31, 2025, the Company repurchased 491,332 shares at an average price of $20.38 per share.

ATM OFFERING

On March 28, 2025, the Company entered into equity distribution agreements pursuant to which the Company may sell shares of the Company’s common stock having an aggregate offering price of up to $300.0 million.

For the three months ended March 31, 2025 there were no shares issued through the ATM offering.

OTHER DEVELOPMENTS

On May 8, 2025, the Board declared a regular distribution of $0.50 per share, which is payable on July 25, 2025 to shareholders of record as of June 30, 2025.

CONFERENCE CALL INFORMATION

Morgan Stanley Direct Lending Fund will host a conference call on Friday, May 9, 2025 at 10:00 am ET to review its financial results and conduct a question-and-answer session. All interested parties are invited to participate in the live earnings conference call by using the following dial-in numbers or audio webcast link available on the MSDL Investor Relations website:

•	Audio Webcast

•	Conference Call

•	Domestic: 323-994-2093

•	International: 888-254-3590

•	Passcode: 221038

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the MSDL Investor Relations website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or MSDL’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in MSDL’s filings with the U.S. Securities and Exchange Commission. MSDL undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contacts

Investors Sanna Johnson msdl@morganstanley.com	Media Alyson Barnes 212-762-0514 alyson.barnes@morganstanley.com

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share amounts)

	As of
	March 31, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,821,720 and $3,813,127)	$3,783,126	$3,791,494
Non-controlled/affiliated investments, at fair value (amortized cost of $5,011 and $0)	5,052	—

Total investments, at fair value (amortized cost of $3,826,731 and $3,813,127)	3,788,178	3,791,494
Cash and cash equivalents (restricted cash of $3,820 and $2,000)	69,400	72,372
Deferred financing costs	19,847	16,498
Interest and dividend receivable from non-controlled/non-affiliated investments	26,894	30,554
Interest and dividend receivable from non-controlled/affiliated investments	40	—
Receivable for investments sold/repaid	364	470
Prepaid expenses and other assets	7,448	630

Total assets	3,912,171	3,912,018

Liabilities
Debt (net of unamortized debt issuance costs of $5,634 and $6,527)	2,008,946	1,973,479
Payable for investment purchased	2,096	192
Payable to affiliates (Note 3)	11	29
Dividends payable	44,103	53,229
Management fees payable	8,977	7,042
Income based incentive fees payable	9,468	8,956
Payable for Stock repurchased (Note 8)	392	—
Interest payable	16,366	21,205
Accrued expenses and other liabilities	4,005	5,730

Total liabilities	2,094,364	2,069,862

Commitments and contingencies (Note 7)
Net assets
Preferred stock, $0.001 par value (1,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, par value $0.001 (500,000,000 shares authorized; 88,019,757 and 88,511,089 shares issued and outstanding)	88	89
Paid-in capital in excess of par value	1,802,435	1,812,443
Total distributable earnings (loss)	15,284	29,624

Total net assets	$1,817,807	$1,842,156

Total liabilities and net assets	$3,912,171	$3,912,018

Net asset value per share	$20.65	$20.81

Consolidated Statements of Operations (unaudited)

(In thousands, except share amounts)

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$94,941	$94,631
Payment-in-kind	4,188	2,644
Dividend income	594	565
Other income	1,695	1,261
From non-controlled/affiliated investments:
Interest income	26	—
Payment-in-kind	14	—

Total investment income	101,458	99,101

Expenses:
Interest and other financing expenses	34,179	27,260
Management fees	9,618	8,230
Income based incentive fees	9,843	11,336
Professional fees	1,608	1,217
Directors’ fees	129	146
Administrative service fees	60	25
General and other expenses	182	108

Total expenses	55,619	48,322

Management fees waiver (Note 3)	(641)	(3,098)
Incentive fees waiver (Note 3)	(375)	(1,210)

Net expenses	54,603	44,014

Net investment income (loss) before taxes	46,855	55,087

Excise tax expense	627	436

Net investment income (loss) after taxes	46,228	54,651

Net realized and unrealized gain (loss):
Realized gain (loss):
Net realized gain (loss) on non-controlled/non-affiliated investments	562	(5,625)
Foreign currency and other transactions	(13)	—

Net realized gain (loss):	549	(5,625)
Net change in unrealized appreciation (depreciation):
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments	(17,148)	2,658
Net change in unrealized appreciation (depreciation) on non-controlled/affiliated investments	42	—
Translation of assets and liabilities in foreign currencies	(1)	—

Net unrealized appreciation (depreciation)	(17,107)	2,658

Net realized and unrealized gain (loss)	(16,558)	(2,967)

Net increase (decrease) in net assets resulting from operations	$29,670	$51,684

Net investment income (loss) per share (basic and diluted)	$0.52	$0.63
Earnings per share (basic and diluted)	$0.34	$0.59
Weighted average shares outstanding:	88,413,652	87,358,527